UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2006
LAMAR ADVERTISING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	0-30242	72-1449411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 1.01 Entry into a Material Agreement.
On February 23, 2006, the Company’s Board of Directors adopted certain amendments to the Company’s 1996 Equity Incentive Plan (the “Plan”) upon the recommendation of the Compensation Committee, and recommended that these amendments be submitted to the Company’s stockholders for approval. The Company’s stockholders approved the amendments to the Plan at the Company’s Annual Meeting of Stockholders held on May 25, 2006.
The Plan was amended primarily to specify the manner in which performance-based compensation can be granted under the Plan. The Plan was also amended to:
•	provide for the issuance of performance-based cash bonuses of up to $10 million in the aggregate, with a $2 million maximum cash award issuable to any one individual in any calendar year;

•	raise the limit on certain stock grants to any individual in any calendar year from 300,000 shares to 350,000 shares; and

•	extend the Company’s ability to issue incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.
The description set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
10.1
Lamar 1996 Equity Incentive Plan, as adopted by the Board of Directors on February 23, 2006 and approved by the Stockholders on May 25, 2006. Previously filed as Exhibit 10.1 to the current report on Form 8-K (File No. 0-30242) filed on February 28, 2006 and incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2006	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1
Lamar 1996 Equity Incentive Plan, as adopted by the Board of Directors on February 23, 2006 and approved by the Stockholders on May 25, 2006. Previously filed as Exhibit 10.1 to the current report on Form 8-K (File No. 0-30242) filed on February 28, 2006 and incorporated by reference herein.